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Contact:       INVESTORS:                                    MEDIA:
               David Pasquale                                Julie Prozeller
               The Ruth Group                                The Ruth Group
               (646) 536-7006                                (646) 536-7010



                BriteSmile Reports Record Full Year 2000 Results

o        293% increase in net revenue
         -----
o        530% increase in total procedures performed
         ----
o        1,155 Associated Centers now in operation worldwide
         -----

Walnut Creek, CA - March 15, 2001 - BriteSmile, Inc. (Nasdaq: BSML), the leading
international  provider  of  a  new  state-of-the-art   teeth-whitening  system,
announced today record results for the year ending December 30, 2000.

Preface- BriteSmile has changed its reporting period to a calendar year basis; therefore, this release will compare the full 12-month calendar year 2000 (unaudited) versus calendar year 1999 (unaudited). The company's Annual Report on Form 10-K, to be released later this month, will cover the audited 9-month Transition Period from April 2, 2000 through December 30, 2000 and, accordingly, will present the 9-month comparisons (April through December) for the comparable periods.

Net revenue for the 12-month calendar year ended December 30, 2000 increased by 293% to $20.1 million compared to revenue of $5.1 million in calendar year 1999. For the full year 2000, the total number of BriteSmile whitening procedures performed increased by 530% over calendar 1999 to 65,750 procedures versus 10,440 in calendar 1999. The increase in procedures and revenue was due to the rapid expansion of the number of BriteSmile Associated Centers and the ongoing success of the company's sales and marketing programs, including the highly successful infomercial hosted by Alan Thicke that began to air on October 20, 2000.

As of December 30, 2000, there were 1,155 active Associated Centers, 175 of which were in international markets, versus a total 83 Associated Centers in operation at the end of calendar 1999. In addition, as of December 30, 2000, there were 430 additional Associated Centers in the process of commencing operations. The company currently anticipates signing an additional 200 Associated Centers per month through the end of calendar 2001, projecting an increase in its total number of Associated Centers to over 3,700 by year-end 2001.

John L. Reed, CEO of BriteSmile, Inc., commented, "This was a record year for us in terms of revenue and whitening procedures. We are providing dentists and patients with the immediacy and efficacy they have been seeking in a teeth-whitening system. As a result, we ended calendar 2000 on a high note in December, our best month ever, with over 11,000 procedures."

                                     -more-

                                       1
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BriteSmile, Inc.


For the calendar year ended December 2000, the company reported a net loss of $51.1 million, including one-time non-cash charges of $15.2 million. This compares with a loss of $19.6 million in calendar year 1999. The loss per share was $2.11 versus $1.07 per share in 1999. The $15.2 million in one-time charges consisted of a $7.1 million charge relating to the sale/leaseback of teeth whitening devices uses at Associated Centers, a $6.0 million charge as a result of the conversion of $19.2 million of debt into 4,690,880 shares of company common stock, and a $2.1 million charge related to center closings.

Ongoing accomplishments for the year include:

o Introduction of oral care products including BriteSmile's professional teeth whitening toothpaste and Sonicare toothbrushes, and the new initiatives of BriteSmile Plus maintenance kit, BriteSmile's proprietary mouthwash and BriteSmile's proprietary whitening gum.

o The National infomercial initiative, which has increased calls by a multiple of four.

o Expansion of our in-house Call Center to handle over 33,000 calls each month for appointments and consultations, thereby eliminating the costly outsourced call center function.

o Capital infusion of $25 million in 2000 through a convertible note offering completed in July and August 2000 ($20 million), and a bridge loan of $5 million in December 2000. As of year-end 2000, $19.2 million in principal value of the notes had been converted into common stock.

o $17.5 million of lease equipment financing to support the continued rollout of BriteSmile Associated Centers.

o        Issuance of a key patent for the BriteSmile two-step whitening method.

o Release of the Forsyth Institute study verifying the efficacy and safety of BriteSmile's teeth whitening procedure.

o The additions of Dennis Hightower to the Board of Directors and Peter Hausback as CFO; and

o Continued focus on increasing the profitability of our Associated Center Dentists.



Looking ahead, Mr. Reed said, "We remain highly confident in our growth prospects as the BriteSmile procedure and our branded products become the teeth whitening system of choice. We anticipate that the number of BriteSmile procedures will reach 170,000 in calendar year 2001 with our top line sales forecast in the range of $47 to $53 million, including an expected $5 million in product sales. We continue to trim expenses, with anticipated savings in excess of $8 million from the fall 2000 rate of expenses, through closing three less productive BriteSmile Centers in February 2001, reducing head office payroll and professional/legal fees, and savings on cost of goods. We remain focused on reaching positive operating cash flow and net income by the fourth quarter of calendar year 2001."

                                     -more-

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BriteSmile, Inc.


About BriteSmile

BriteSmile has developed and manufactures the most advanced teeth- whitening technology available, as well as manages state-of-the-art BriteSmile Professional Teeth Whitening Centers. BriteSmile Centers are currently operating in Beverly Hills, Irvine, Palo Alto, Walnut Creek and La Jolla, CA; Honolulu, HI; Houston, TX; Denver, CO; Boston, MA; Boca Raton, FL; Atlanta, GA; New York, NY; Chicago, IL; and, Phoenix, AZ. In addition to BriteSmile Centers, the company has established more than 2,000 Associated Centers. Of the BriteSmile Associated Centers, more than 200 are located outside of the United States, in countries around the world including Argentina, Japan, Singapore, Switzerland, France, Holland, Italy and Belgium. For more information about BriteSmile's procedure, call 1-800-BRITESMILE or visit the Company's Website at http://www.britesmile.com .

                                      # # #

This release, other than historical information, consists of forward-looking statements that involve risks and uncertainties such as the Company's ability to continue to establish Associated Centers and Professional Teeth Whitening Centers, the ability of those Centers to attract clients, the development and introduction of new products, acceptance of those new products in the marketplace, development of new strategic and marketing relationships in the United States and internationally, and the Company's continued ability to secure financing to support its expansion. Readers are referred to the documents filed by BriteSmile with the Securities and Exchange Commission, specifically the Company's most recent reports on Forms 10-KSB and 10-Q, that identify important risk factors which could cause actual results to differ from those contained in the forward-looking statements. BriteSmile and its affiliates disclaim any intent or obligation to update these forward-looking statements.


                           (Financial Tables Attached)

                                       3

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                                BRITESMILE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In Thousands)

                                                                                   39 Weeks Ended               39 Weeks Ended
                                                                                 December 30, 2000            December 30, 1999
                                                                                 -----------------            -----------------
                                                                                                                 (Unaudited)
          REVENUES:
              Center whitening fees, net............................................$     9,315               $       3,642
              Associated Center whitening fees, net.................................      6,270                         958
              Product sales.........................................................      1,223                          97
                                                                                    -----------               -------------

                 Total revenues, net................................................     16,808                       4,697
                                                                                    -----------               -------------

          OPERATING COSTS AND EXPENSES:
              Center selling and occupancy costs....................................      9,462                       3,581
              Selling, General and administrative expenses..........................     30,556                      15,312
              Research and development expenses.....................................      1,811                       1,418
              Depreciation and amortization.........................................      3,830                         803
              Store closing exit costs..............................................        778                           -
              Impairment of leasehold improvements..................................      1,254                           -
              Loss on sale of assets................................................      7,138                         301
                                                                                    -----------               -------------
                 Total operating costs and expenses.................................     54,829                      21,415
                                                                                    -----------               -------------

                    Loss from operations............................................    (38,021)                    (16,718)
                                                                                    -----------               -------------

          OTHER INCOME (EXPENSE), net:
              Interest expense, including debt conversion
                cost of $5,554 for the 39 weeks ended 12/30/00.......                    (6,153)                        (24)
              Interest income.......................................................        192                         334
                                                                                    -----------               -------------

                 Total other income (expense), net..................................     (5,961)                        310
                                                                                    -----------               -------------

                    Loss before income tax provision................................    (43,982)                    (16,408)

          INCOME TAX PROVISION......................................................         26                           -
                                                                                    -----------               -------------

                    Net loss .......................................................$   (44,008)              $     (16,408)
                                                                                    ===========               =============

          BASIC AND DILUTED NET LOSS PER SHARE....................................  $     (1.80)              $       (0.87)
                                                                                    ===========               =============

          WEIGHTED AVERAGE SHARES - BASIC AND DILUTED............................... 24,493,676                  18,783,918
                                                                                    ===========               =============


                                       4
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                                BRITESMILE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In Thousands)

                                                                                       52 Weeks Ended           52 Weeks Ended
                                                                                        April 1, 2000           March 31, 1999
                                                                                       --------------           --------------
            REVENUES:
                Center whitening fees, net............................................ $        5,838           $           46
                Associated Center whitening fees, net.................................          1,970                        -
                Product sales.........................................................            236                      501
                                                                                       --------------           --------------

                   Total revenues, net................................................          8,044                      547
                                                                                       --------------           --------------

            OPERATING COSTS AND EXPENSES:
                Center selling and occupancy costs....................................         13,849                      946
                Selling, General and administrative expenses..........................         14,498                    4,627
                Research and development expenses.....................................          1,748                    3,201
                Depreciation and amortization.........................................          1,457                      123
                Store closing exit costs..............................................              -                        -
                Impairment of leasehold improvements..................................              -                        -
                Loss on sale of assets................................................            472                    3,555
                                                                                       --------------           --------------
                   Total operating costs and expenses.................................         32,024                   12,452
                                                                                       --------------           --------------

                      Loss from operations............................................        (23,980)                 (11,905)
                                                                                       --------------           --------------

            OTHER INCOME (EXPENSE), net:
                Interest expense, including debt conversion
                  cost of $5,329 for the 39 weeks ended 12/30/00.......                           (26)                    (102)
                Interest income.......................................................            501                      240
                                                                                       --------------           --------------

                   Total other income (expense), net..................................            475                      138
                                                                                       --------------           --------------

                      Loss before income tax provision................................        (23,505)                 (11,767)

            INCOME TAX PROVISION......................................................             11                       -
                                                                                       --------------           --------------


                      Net loss ....................................................... $      (23,516)          $      (11,767)
                                                                                       ==============           ==============

            BASIC AND DILUTED NET LOSS PER SHARE...................................... $        (1.18)          $        (1.13)
                                                                                       ==============           ==============

            WEIGHTED AVERAGE SHARES - BASIC AND DILUTED...............................     19,995,796               10,409,212
                                                                                       ==============           ==============


                                       5
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                                BRITESMILE, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (In Thousands)


                                                                                   52 Weeks Ended                52 Weeks Ended
                                                                                  December 30, 2000             December 30, 1999
                                                                                  -----------------             -----------------
                                                                                     (unaudited)                   (unaudited)
                                                                                     -----------                   -----------
            REVENUES:
                Center whitening fees, net................................        $         11,152              $           4,047
                Associated Center whitening fees, net.....................                   7,599                            972
                Product sales.............................................                   1,363                             97
                                                                                  ----------------              -----------------

                   Total revenues, net....................................                  20,114                          5,116
                                                                                  ----------------              -----------------

            OPERATING COSTS AND EXPENSES:
                Center selling and occupancy costs........................                  12,183                          7,352
                Selling, General and administrative expenses..............                  37,718                         14,863
                Research and development expenses.........................                   1,811                          1,697
                Depreciation and amortization.............................                   4,513                            879
                Store closing exit costs..................................                     778                              -
                Impairment of leasehold improvements......................                   1,254                              -
                Loss on sale of assets....................................                   7,138                            351
                                                                                  ----------------              -----------------

                   Total operating costs and expenses.....................                  65,395                         25,142
                                                                                  ----------------              -----------------

                      Loss from operations................................                 (45,281)                       (20,026)
                                                                                  ----------------              -----------------

                   OTHER INCOME (EXPENSE), net
                        including debt conversion costs of $5,554 and $0:.                  (5,822)                           389
                                                                                  ----------------              -----------------

                      Loss before income tax provision....................                 (51,103)                       (19,637)

            INCOME TAX PROVISION..........................................                      13                              -
                                                                                  ----------------              -----------------

                      Net loss ...........................................        $        (51,116)             $         (19,637)
                                                                                  ================              =================

            BASIC AND DILUTED NET LOSS PER SHARE..........................        $          (2.11)             $           (1.07)
                                                                                  ================              =================

            WEIGHTED AVERAGE SHARES - BASIC AND DILUTED...................              24,281,863                     18,349,297
                                                                                  ================              =================